Exhibit 10.5
DICK’S SPORTING GOODS, INC.
EXCHANGE AGREEMENT
Dated as of December 7, 2022
[ ] (the “Undersigned”), for itself and on behalf of the beneficial owners listed on Exhibit A hereto (collectively, the “Accounts”) for whom the Undersigned holds contractual and investment authority (each Account, as well as the Undersigned if it is a beneficial owner of the outstanding 3.25% Convertible Senior Notes due 2025 (the “Outstanding Notes”) issued by DICK’S Sporting Goods, Inc., a Delaware corporation (the “Company”), a “Holder”), enters into this Exchange Agreement (this “Agreement”) with the Company as of the date first written above, whereby the Holders will exchange the Exchanged Notes (as defined below) for a combination of shares of the Company’s common stock, par value $0.01 (“Common Stock”), and cash, plus cash in respect of accrued and unpaid interest on such Holder’s Exchanged Notes, in each case determined as set forth herein.
On and subject to the terms hereof, and in consideration of the mutual covenants, agreements and understandings herein contained, the Undersigned, the Holders and the Company hereto agree as follows:
Article I
Exchange
Section 1.1 Exchange. On and subject to the terms set forth in this Agreement, at the Closing (as defined below), the Undersigned hereby agrees to cause each Holder that accepts the Company’s offer as set forth in this Article I to deliver to the Company at the Closing the aggregate principal amount of Outstanding Notes specified for such Holder on Exhibit A under the heading “Exchanged Notes” (the aggregate principal amount of Outstanding Notes delivered for exchange pursuant to this Agreement, the “Exchanged Notes”), and in exchange therefor the Company hereby agrees to pay or deliver, as applicable, to the Holders in the manner set forth in this Agreement for each $1,000 principal amount of Exchanged Notes:

(a) a cash payment (collectively, the “Cash Payment”) equal to:

(i)    the lesser of $1,000.00 and the Exchange Price; and

(ii)    Accrued Interest (as defined herein, as calculated per $1,000 principal amount of Exchanged Notes); and

(b) if the Exchange Price is greater than $1,000.00, a number of shares of Common Stock equal to the lesser of (x) the Share Cap and (y)(1) the Exchange Price minus $1,000.00 divided by (2) the average of the Daily VWAPs for each Trading Day in the Measurement Period (the “Exchange Shares”).

The Company shall pay cash in lieu of issuing any fractional share pursuant to clause (b) above based on the Daily VWAP on the last Trading Day of the Measurement Period, computed based on the total principal amount of Exchanged Notes by such Holder.
The Cash Payment and the Exchange Shares, together with cash in lieu of any fractional share, in respect of a Holder’s Exchanged Notes are referred to herein as the “Exchange Consideration.”

Any Accrued Interest shall be determined based on a Holder’s total number of Exchanged Notes, rounded to the nearest cent.
For the avoidance of doubt, (i) no Holder’s exchange of its Exchanged Notes shall be contingent upon any other Holder’s exchange of its Exchanged Notes, and (ii) any Accrued Interest paid hereunder shall be paid in lieu of payment of interest on the regular Interest Payment Date (each April 15 and October 15, as defined in the Indenture), and no Holder will be entitled to payment of any additional interest on such regular Interest Payment Date by virtue of being a Holder on the record date for such regular Interest Payment Date.
The issuance, delivery and acceptance of the Exchange Consideration and the exchange of the Exchanged Notes are collectively referred to herein as the “Transactions.”
For purposes of this Agreement:
“Accrued Interest” means, with respect to each Holder, accrued and unpaid interest on such Holder’s Exchanged Notes from and including October 15, 2022, to but excluding the Closing Date.
“Bond Reference Price” means $3,692.49.
“Business Day” means any day other than a Saturday, a Sunday, or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Conversion Rate” shall mean the Conversion Rate as set forth in the Indenture (and subject to the same adjustments as set forth therein), but including, without duplication, the adjustment to the Conversion Rate to be made under Section 5.05(A)(iv) of the Indenture in respect of the Company’s $0.4875 per share cash dividend with an Ex-Dividend Date of December 8, 2022. For the avoidance of doubt, the Conversion Rate as of the date hereof is 31.0915, taking into account all adjustments to the Conversion Rate through the date hereof (and, for the avoidance of doubt, including the Company’s $0.4875 per share cash dividend with an Ex-Dividend Date of December 8, 2022), and without regard to the adjustment thresholds set forth in Section 5.05(C) of the Indenture.
“Daily Conversion Rate Fraction” means, with respect to each Trading Day in the Measurement Period, the Conversion Rate on such Trading Day divided by five.
“Daily Conversion Value” means, with respect to each Trading Day in the Measurement Period, the Daily Conversion Rate Fraction for such Trading Day multiplied by the Daily VWAP for such Trading Day.
“Daily Exchange Price Fraction” means, with respect to each Trading Day in the Measurement Period (i) the Bond Reference Price divided by five plus (ii) (A) the Hedge Ratio multiplied by (B)(I) the Daily Conversion Value for such Trading Day minus (II) the Signing Date Conversion Value divided by five.
“Daily VWAP” means, for any Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “DKS <equity> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day, determined using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Exchange Price” means the sum of the Daily Exchange Price Fractions for each Trading Day in the Measurement Period.
“Hedge Ratio” means the “Hedge Ratio” of the Holder set forth in Exhibit A hereto.
“Indenture” means the Indenture, dated as of April 17, 2020, by and between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, pursuant to which the Company issued the Outstanding Notes.
“Market Disruption Event” means (i) a failure by NYSE to open for trading during its regular trading session or (ii) a Trading Halt.
“Measurement Period” means the five Trading Day period commencing on, and including, the Trading Day immediately following the date of this Agreement.

“Share Cap” means 31.0915, subject to the same adjustment in the same manner and at the same time as adjustments to the Conversion Rate pursuant to the Indenture (but excluding any adjustment in respect of the Company’s $0.4875 per share cash dividend with an Ex-Dividend Date of December 8, 2022).
“Signing Date Conversion Value” means $3,669.19.
“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on NYSE.
“Trading Halt” means the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for the Common Stock for more than one 45 minute period in the aggregate during regular trading hours of any suspension of trading (by reason of movements in price exceeding limits permitted by NYSE or otherwise) in the Common Stock.
Section 1.2 Closing. Subject to the satisfaction (or waiver by the applicable parties) of the conditions set forth in Section 4.1 below, the closing of the Transactions (the “Closing”) will take place remotely via the exchange of documents and signatures on the second Business Day following the last Trading Day of the Measurement Period or at such other time and place as the Company and the Undersigned may agree in writing (the “Closing Date”).
At the Closing, (a) each Holder shall, and the Undersigned shall cause each Holder to, deliver or cause to be delivered to the Company all right, title and interest in and to its Exchanged Notes as specified on Exhibit A hereto (and no other consideration), free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any documents of conveyance or transfer that the Company may deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Exchanged Notes, free and clear of any Liens (no later than 10:00 a.m. (New York City time) on the Closing Date), and (b) the Company shall deliver or cause to be delivered to each Holder (i) the aggregate Cash Payment, together with cash in lieu of any fractional share, applicable thereto pursuant to the wire instructions provided by such Holder pursuant to Section 2.10, and (ii) the applicable number of Exchange Shares pursuant to the delivery instructions provided by such Holder pursuant to Section 2.10; provided, that the parties acknowledge that the delivery of the Exchange Shares may be delayed due to procedures and mechanics within the system of The Depository Trust Company (“DTC”) or The New York Stock Exchange (“NYSE”) (including the procedures and mechanics regarding the listing of the Exchange Shares on such exchange) or other events beyond the Company’s control and that such delay will not be a default under this Agreement so long as the Company is using its reasonable best efforts to effect the issuance of the Exchange Shares; provided, further, that no delivery of Exchange Shares will be made until such Exchanged Notes have been properly submitted for withdrawal through the Deposit/Withdrawal at Custodian (“DWAC”) program at DTC, and no accrued interest will be payable by reason of any delay in making such delivery.
For the avoidance of doubt, in the event of any delay in the Closing as described above, the Holders shall not be required to deliver the Exchanged Notes until the Closing occurs. The Company may at any time (whether before, simultaneously with or after the Closing) deliver Exchange Consideration to one or more other holders of Outstanding Notes or to other investors (any such issuances pursuant to agreements dated as of the date hereof, the “Aggregated Transactions”).
Upon delivery by the Holders of the Exchanged Notes and delivery by the Company of the Exchange Consideration, in each case in accordance with the terms hereof, the Undersigned and the Company shall enter into a customary cross-receipt pursuant to which the Undersigned will acknowledge (on behalf of each Holder) receipt of the Exchange Consideration and the Company will acknowledge receipt of the Exchanged Notes.
Article II
Covenants, Representations and Warranties of the Holders
Each Holder (and, where specified below, the Undersigned) hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at and as of the Closing, to the Company and to HudsonWest LLC (the “Financial Advisor”), and all such covenants, representations and warranties shall survive the Closing.
Section 2.1 Power and Authorization. Each of the Undersigned and each Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and the Undersigned has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transactions. If the Undersigned is executing this Agreement on behalf of Accounts, the Undersigned has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and to bind, each Account. Exhibit A hereto is a true, correct and complete list of (a) the name of each Holder, (b) the principal amount of Outstanding Notes owned by such Holder that is to be delivered for exchange pursuant to this Agreement, and (c) the Accrued Interest (assuming the Closing Date occurs on December 16, 2022) applicable to such Holder in respect of its Exchanged Notes.
Section 2.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly authorized, executed and delivered by the Undersigned and constitutes a legal, valid and binding obligation of the Undersigned and the applicable Holder, enforceable against the Undersigned and the applicable Holder in accordance with its terms, except as may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and consummation of the Transactions will not violate, conflict with or result in a breach of or default under (i) the Undersigned or the applicable Holder’s organizational documents (or any similar documents governing each Account), (ii) any agreement or instrument to which the Undersigned or the applicable Holder is a party or by which the Undersigned or the applicable Holder or any of their respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Undersigned or the applicable Holder. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Holders of this Agreement and the consummation of the Transactions. The Undersigned is not and will not, nor is any Holder nor will any Holder be, a party to any agreement, arrangement or understanding with any individual, corporation, company, association, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof, which could result in the Undersigned or any Holder having any obligation or liability for any brokerage fees, commissions, underwriting discounts or other similar fees or expenses relating to the Transactions.
Section 2.3 Title to the Exchanged Notes. (a) Each Holder is the sole legal and beneficial owner of the Exchanged Notes (including any Accrued Interest) set forth opposite its name on Exhibit A hereto; (b) each Holder has good, valid and marketable title to its Exchanged Notes, free and clear of any Liens (other than pledges or security interests that such Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker, which will be terminated and released prior to or at the Closing); (c) no Holder has, in whole or in part, except as described in the preceding clause (b), (i) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Exchanged Notes or its rights, title or interest in or to its Exchanged Notes or (ii) given any person or entity (other than the Undersigned) any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Notes; (d) each Holder has the sole right to dispose or direct the disposition of the Exchanged Notes being exchanged by such Holder hereunder; and (e) upon each Holder’s delivery of its Exchanged Notes to the Company pursuant to the Transactions, good, valid and marketable title to such Exchanged Notes shall vest in the Company free and clear of all Liens. Such Exchanged Notes are unrestricted and freely tradeable (including pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)) and are free and clear of any restrictions on transfer, taxes, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.
Section 2.4 Qualified Institutional Buyer. Each Holder is (a) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act, and (b) an “Institutional Account” as defined in FINRA Rule 4512(c). The Undersigned and each Holder is aware that issuance of the Exchange Shares is being made in reliance on a private placement exemption from registration under the Securities Act. Each Holder is acquiring the Exchange Shares for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law. Each Holder is capable of bearing the economic risks of such investment. The Holder agrees not to reoffer or resell the Exchange Shares except pursuant to an exemption from registration under the Securities Act.
Section 2.5 Sole Consideration; Full Satisfaction of Obligations under the Notes. The sole consideration paid, given or otherwise provided to the Company for the Exchange Consideration consists of the Outstanding Notes delivered to the Company pursuant to the terms hereof. Each Holder expressly acknowledges that upon issuance and delivery, as applicable, of the Exchange Consideration by the Company, the obligations of the Company to the Holder in respect of the Exchanged Notes shall have been satisfied in full.
Section 2.6 No Affiliate Status; Etc. The Undersigned is not and no Holder is, or has been at any time during the consecutive three-month period preceding the date hereof or the Closing Date, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company. To the Undersigned’s and each Holder’s knowledge, no Holder acquired any of the Exchanged Notes, directly or indirectly, from an Affiliate of the Company. None of the Undersigned or any Holder “controls” (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) the Company. A period of at least one year (calculated in the manner provided in Rule 144(d) under the Securities Act) has lapsed since the Exchanged Notes of the Holder were acquired from the Company or from a person known by the Holder or the Undersigned to be an Affiliate of the Company.
Section 2.7 No Illegal Transactions. Each of the Undersigned and each Holder has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, disclosed to a third party any information regarding the Transactions nor engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that the Undersigned was first contacted by either the Company, the Financial Advisor or any other person regarding the Aggregated Transactions, this Agreement or an investment in the Exchange Shares or the Company. Each of the Undersigned and the Holder covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it shall disclose to a third party any information regarding the Transactions or engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the Aggregated Transactions are publicly disclosed by the Company. “Short Sales” include all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Exchange Act, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers. Solely for purposes of this Section 2.7, subject to the Undersigned’s and each Holder’s compliance with their respective obligations under the U.S. federal securities laws and the Undersigned’s and such Holder’s respective internal policies, (a) “Undersigned” and “Holder” shall not be deemed to include any employees, subsidiaries, desks, groups or Affiliates of the Undersigned or the applicable Holder that are effectively walled off by appropriate “Fire Wall” information barriers approved by the Undersigned’s or such Holder’s respective legal or compliance department (and thus such walled off parties have not been privy to any information concerning the Aggregated Transactions), and (b) the foregoing representations and covenants of this Section 2.7 shall not apply to any transaction by or on behalf of an Account that was effected without the advice or participation of, or such Account’s receipt of information regarding the Aggregated Transactions provided by, the Undersigned or the applicable Holder.
Section 2.8 Adequate Information; No Reliance. The Undersigned acknowledges and agrees on behalf of itself and each Holder that (a) the Undersigned has been furnished with all materials it considers relevant to making an investment decision to enter into the Transactions and has had the opportunity to review (and has carefully reviewed) the Company’s filings and submissions with the SEC, including, without limitation, all information filed or furnished pursuant to the Exchange Act, (b) the Undersigned has had a full opportunity to ask questions of and receive answers from the Company or any person or persons acting on behalf of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects and the terms and conditions of the Transactions, (c) the Undersigned and each Holder has had the opportunity to consult with their respective accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Transactions and to make an informed investment decision with respect to such Transactions, (d) each Holder has evaluated the tax and other consequences of the Transactions and ownership of the Exchange Shares with its tax, accounting, financial and legal advisors to be able to evaluate the risks involved in the transactions contemplated by this Agreement and to make an informed investment decision with respect to the Transactions, including, without limitation, whether the exchange contemplated hereby will result in any adverse tax consequences to the such Holder, (e) neither the Company nor the Financial Advisor is acting as a fiduciary or financial or investment advisor to the Undersigned or any Holder, (f) neither the Undersigned nor any Holder is relying, and none of them has relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its Affiliates or representatives including, without limitation, the Financial Advisor, except for the representations and warranties expressly made by the Company in Article III, (g) neither the Financial Advisor nor any of its affiliates or any of its control persons, officers, directors or employees shall be liable to the Holders in connection with the Transactions and (h) each Holder had a sufficient amount of time to consider whether to participate in the Transactions and that neither the Company nor the Financial Advisor has placed any pressure on such Holder to respond to the opportunity to participate in the Transactions. Each of the Undersigned and each Holder is able to fend for itself in the Transactions; has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Exchange Shares; has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment; acknowledges that investment in the Exchange Shares involves a high degree of risk; has, independently and without reliance upon the Company or the Financial Advisor, made its own analysis and decision to participate in the exchange contemplated hereby on the terms and conditions set forth in this Agreement; and was given a meaningful opportunity to negotiate the terms of the Transactions.
Section 2.9 Taxpayer Information. The Undersigned agrees that it shall obtain from each Holder and deliver to the Company an accurately completed and duly executed IRS Form W-9 or applicable IRS Form W-8, as appropriate.
Section 2.10 Further Action. The Undersigned and each Holder, as applicable, agrees that it shall (a) no later than the 2:00 p.m. (New York City time) on the Business Day immediately following the date hereof, deliver to the Company the information for such Holder set forth in, and substantially in the form of, Exhibit B and (b) upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the Transactions.
Section 2.11 No Reliance. Each of the Undersigned and each Holder represents that it is not relying upon, and has not relied upon, any statement, representation or warranty made by the Financial Advisor or any of its affiliates or any of its control persons, officers, director or employees, in making the exchange of the Exchanged Notes or decision to exchange the Exchanged Notes.
Section 2.12 No Liability. Each of the Undersigned and each Holder represents that neither the Financial Advisor nor any of its affiliates or any of its control persons, officers, directors or employees shall be liable with respect to any transaction in connection with its exchange of the Exchanged Notes.
Section 2.13 Advisory Fee. Each of the Undersigned and each Holder acknowledges that it understands that the Company intends to pay the Financial Advisor a fee in respect of the Transactions.
Article III
Covenants, Representations and Warranties of the Company
The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Holders, and all such covenants, representations and warranties shall survive the Closing:

Section 3.1 Power and Authorization; No Consents Required. The Company is duly organized, validly existing and in good standing under the laws of the state of Delaware, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental entity is required on the part of the Company in connection with the execution, delivery and performance by it of this Agreement and the consummation by the Company of the Transactions, except as may be required under any state or federal securities laws or that may be obtained after the Closing without penalty or such that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial position or results of operations of the Company and its subsidiaries, taken as a whole.
Section 3.2 Valid and Enforceable Agreements; No Violations. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be subject to the Enforceability Exceptions. This Agreement and consummation of the Transactions will not violate, conflict with or result in a breach of or default under (a) the Amended and Restated Articles of Incorporation or the Amended and Restated By-laws, or (b) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, except where such violations, conflicts, breaches or defaults would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial position or results of operations of the Company and its subsidiaries, taken as a whole, or affect the Company’s ability to consummate the Transactions in any material respect.
Section 3.3 Validity of the Exchange Shares. When delivered to the applicable Holder pursuant to the Transactions against delivery of the Exchanged Notes therefor in accordance with the terms of this Agreement, the Exchange Shares will (a) be validly issued, fully paid and non-assessable, (b) be free and clear of any Liens, including claims or rights under any voting trust agreements, shareholder agreements or other agreements and (c) will not be subject to any preemptive, participation, rights of first refusal or other similar rights (other than any such rights that will be waived prior to the Closing). Assuming the accuracy of the Undersigned’s representations and warranties hereunder, the Exchange Shares (i) will be issued in the Transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and (ii) will be issued in compliance with all applicable state and federal laws.
Section 3.4 Listing Approval. At or prior to the Closing, the Company shall have delivered a Supplemental Listing Application to the NYSE covering the Exchange Shares.
Article IV
Closing Conditions
Section 4.1 Conditions to Obligations of the Undersigned, each Holder and the Company. The obligations of the Undersigned to cause each Holder to deliver the Exchanged Notes and of the Company to deliver the Exchange Consideration are subject to the satisfaction at or prior to the Closing of the following condition precedents: (a) the representations and warranties of the Company and the Undersigned and the Holders contained in Articles III and II, respectively, shall be true and correct as of the date hereof and as of the Closing with the same effect as though such representations and warranties had been made as of the Closing and (b) no provision of any applicable law or any judgment, ruling, order, writ, injunction, award or decree of any governmental authority shall be in effect prohibiting or making illegal the consummation of the transactions contemplated by this Agreement.

Article V
Miscellaneous
Section 5.1 Notice. Any notice provided for in this Agreement shall be in writing and shall be personally delivered, mailed first class mail (postage prepaid) with return receipt requested, sent by reputable overnight courier service (charges prepaid) or delivered through electronic email (with receipt confirmed by the recipient). Notices will be deemed to have been given hereunder when delivered personally, when delivered by electronic email and receipt confirmed by the recipient, three Business Days after deposit in the U.S. mail postage prepaid with return receipt requested and one Business Day after deposit postage prepaid with a reputable overnight courier service for delivery on the next Business Day. The addresses for any such notices shall be, unless changed by the applicable party via notice to the other parties in accordance herewith:

If to the Company:

To:	DICK’S Sporting Goods, Inc. 345 Court Street Coraopolis, PA 15108
Attention:	John E. Hayes III – SVP, General Counsel & Corporate Secretary
Email:	legal.department@dcgs.com

With a copy to (which shall not constitute notice):

Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, New York 10018
Attention:	Bruce Bennett and Ronald Hewitt
Email:	bbennett@cov.com; rhewitt@cov.com
If to the Holders, to the address on the signature page to this Agreement.
Section 5.2 Entire Agreement. This Agreement and any documents and agreements executed in connection with the Transactions embody the entire agreement and understanding of the parties hereto with respect to the Transactions and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents (including the Financial Advisor), representatives or Affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.
Section 5.3 Assignment; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns. No party shall assign this Agreement or any rights or obligations hereunder or, in the case of the Holders, any of the Exchanged Notes held by such Holders, without the prior written consent of the Company (in the case of assignment by a Holder) or the applicable Holders (in the case of assignment by the Company).
Section 5.4 Further Assurances. The parties hereto each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, including giving any further assurances, as any party may reasonably request in connection with the Transactions contemplated by this Agreement. In addition, subject to the terms and conditions set forth in this Agreement, each of the parties shall use its reasonable best efforts (subject to, and in accordance with, applicable law) to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and to cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective the Transactions contemplated hereby, including the obtaining of all necessary, proper or advisable consents, approvals or waivers from third parties and the execution and delivery of any additional instruments reasonably necessary, proper or advisable to consummate the Transactions contemplated hereby. For the avoidance of doubt, the Undersigned shall cause each of the Holders to comply with such Holder’s obligations under this Agreement.
Section 5.5 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by each of the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any non-compliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such non-compliance or breach.
Section 5.6 Release. The Undersigned and each Holder hereby waives and releases, to the fullest extent permitted by law, any and all claims and causes of action it has or may have against the Company and its Affiliates, officers, directors, employees, agents and representatives based upon, relating to or arising out of nondisclosure of any information or the exchange of the Exchanged Notes pursuant to the terms hereof. The Undersigned and each Holder acknowledges that none of the Company or any of its directors, officers, subsidiaries or Affiliates has made or makes any representations or warranties, whether express or implied, of any kind except as expressly set forth in this Agreement.
Section 5.7 Termination. This Agreement may be terminated at any time prior to the Closing (a) by the mutual written consent of the parties hereto; (b) by the Company if there has been a material misrepresentation or a material breach of warranty by a Holder in the representations and warranties set forth in this Agreement or the Exhibits attached hereto; and (c) by the Undersigned if there has been a material misrepresentation or a material breach of warranty by the Company in the representations and warranties set forth in this Agreement or the Exhibits attached hereto.
Section 5.8 Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.
Section 5.9 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules (whether of the State of New York or any other jurisdiction). Any suit, action or proceeding brought by a party arising out of or in connection this Agreement may be instituted in any state or federal court in the Borough of Manhattan, New York, State of New York, and any appellate court thereof, and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Each party irrevocably waives, to the fullest extent permitted by law, any objection to any such suit, action or proceeding in such courts on the grounds of venue, residence or domicile or that any such suit, action or proceeding in such courts has been brought in an inconvenient forum. Each of the Company and the Undersigned irrevocably waive any and all right to trial by jury with respect to any legal proceeding arising out of the transactions contemplated by this Agreement.
Section 5.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile or any standard form of telecommunication or e-mail shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party. Unless otherwise provided in this Agreement, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Agreement or any of the transactions contemplated hereby shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act.
Section 5.11 Third Party Beneficiaries. Nothing herein shall grant to or create in any person not a party hereto (other than the Financial Advisor, solely with respect to Article II and Article III), or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto. Notwithstanding anything in this Agreement to the contrary, any internal or outside counsel to the Company may rely on any and all of the representations, warranties, covenants and agreements contained in this Agreement.
Section 5.12 Withholding. The Company and its agents shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement such amounts as may be required to be deducted or withheld under applicable law; provided that no amount shall be withheld in respect of U.S. federal income taxes with respect to any consideration paid to a Holder that has provided to the Company or its agents an accurately completed and duly executed IRS Form W-9 certifying that such Holder is exempt from backup withholding or an accurately completed and duly executed appropriate series of IRS Form W-8, as applicable, other than any required withholding with respect to payments characterized as interest paid to a non-U.S. Holder that is not otherwise exempt from such withholding under applicable U.S. federal income tax law. Any such amounts withheld or deducted shall be treated for all purposes as having been paid to the Holder to whom such amounts otherwise would have been paid and such amounts shall be remitted to the appropriate taxing authority.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

DICK’S SPORTING GOODS, INC.

By:
Name:
Title:

[Signature page to Exchange Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

[LEGAL NAME OF SIGNATORY]:

(in its capacities described in the first paragraph hereof)
By:
Name:
Title:
Address:
Email:

[Signature page to Exchange Agreement]

EXHIBIT A
Exchanging Beneficial Owners

Holder Name	Exchanged Notes	Accrued Interest	Hedge Ratio
	$ $	%

EXHIBIT B
Holder Information

***Please provide requested information for each Holder Listed on Exhibit A***

Holder Name:

Contact Information

Holder Address:

Holder Phone Number:

Holder Email Address:

DTC Participant Information

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Email:

FFC Account Number:

Account Number at Bank/Broker:

Bank Account Information into which Payment of the Cash Payment (and Cash in Lieu of Any Fractional Share) Shall be Made

Account Name:

Bank:

Attention:

Account Number:

ABA Number:

FFC Account Number:

FFC Account Name:

SWIFT:

Contact Name:

Contact Telephone:

EXHIBIT C
Investor Exchange Procedures

NOTICE TO INVESTOR

These are the Investor Exchange Procedures for the settlement of the exchange of 3.25% Convertible Senior Notes due 2025, CUSIP 253393 AD4 (the “Exchanged Notes”) of DICK’S Sporting Goods, Inc., a Delaware corporation (the “Company”), for the Exchange Consideration (as defined in and pursuant to the Exchange Agreement between you and the Company), which is expected to occur on or about December 16, 2022. To ensure timely payment and delivery, as the case may be, of the cash and shares of Common Stock constituting the Exchange Consideration, please follow the instructions as set forth below.

These instructions supersede any prior instructions you may have received. Your failure to comply with these instructions may delay your receipt of the Exchange Consideration.

To deliver Exchanged Notes:

You must post, no later than 9:00 a.m., New York City time, a withdrawal request for the Exchanged Notes through The Depository Trust Company (“DTC”) via DWAC. It is important that this instruction be submitted and the DWAC posted on December 16, 2022.

To receive Exchange Consideration:

You must:
(1)provide valid wire instructions and DTC participant information to the Company in the form included as Exhibit B to the Agreement; and
(2)direct the eligible DTC participant on December 16, 2022, no later than 9:00 a.m., New York City time, to post withdrawal instructions through DTC via DWAC for the aggregate principal amount of Exchanged Notes set forth on Exhibit A of the Agreement.
American Stock Transfer & Trust Company is the Transfer Agent and Registrar for the Common Stock.

You must comply with both procedures described above to complete the exchange and to receive the Exchange Consideration in respect of the Exchanged Notes.

Closing: December 16, 2022, after the Company receives your delivery instructions as set forth above and a withdrawal request in respect of the Exchanged Notes has been posted as specified above, and subject to the satisfaction of the conditions to Closing as set forth in your Agreement, the Company will deliver the Exchange Consideration in respect of the Exchanged Notes in accordance with the delivery instructions above.